As filed with the Securities and Exchange Commission on July 14, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COMMERCE ENERGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-0501090
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 Anton Blvd., Suite 2000
Costa Mesa, California	92626
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated Commerce Energy Group, Inc. 2006 Stock Incentive Plan

(Full title of the plan)

Gregory L. Craig
Chief Executive Officer
600 Anton Blvd.,
Costa Mesa, California 92626
(Name and address of agent for service)

(714) 259-2500

(Telephone number, including area code, of agent for service)

Copies to:

John F. Della Grotta, Esq.
Paul, Hastings, Janofsky & Walker LLP
695 Town Center Drive, Suite 1700
Costa Mesa, CA 92626

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in
Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.001 per share	800,000 shares (3)	$1.08	$864,000	$33.96
Common Stock Rights (4)

(1)                      Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional securities of Commerce Energy Group, Inc. (the “Registrant”) that may be offered or issued under the Amended and Restated Commerce Energy Group, Inc. 2006 Stock Incentive Plan (the “Plan”) to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)                      Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and
Rule 457(h) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price with respect to the 800,000 shares are calculated based on $1.08 per share, the average of the high and low prices of Registrant’s Common Stock, as reported on the American Stock Exchange on July 9, 2008, a date within five business days prior to the filing of this Registration Statement.

(3)                      Represents 800,000 shares of Common Stock reserved for future grants of awards under the Plan.

(4)                      The Common Stock Rights are granted pursuant to a Rights Agreement dated July 1, 2004, as amended from time to time, by and between the Registrant and Computershare Trust Company, N.A. as Rights Agent (the “Rights Agreement”).  The Common Stock Rights are comprised of associated rights to purchase shares of the Registrant’s Series A Junior Participating Preferred Stock, par value $0.001 per share (the “Purchase Rights”).  The Purchase Rights are attached to shares of the Registrant’s Common Stock in accordance with the Rights Agreement.  Until the occurrence of certain events specified in the Rights Agreement the Purchase Rights are not exercisable, are evidenced by the stock certificates representing the Common Stock and are transferable solely with the Common Stock.  The value attributable to the Purchase Rights, if any, is reflected in the value of the Registrant’s Common Stock.

STATEMENT UNDER GENERAL INSTRUCTION E.

REGISTRATION OF ADDITIONAL SECURITIES

EXPLANATORY NOTE

                The Registrant’s stockholders at a special meeting held on June 26, 2008 approved an amendment to, and restatement of, the Commerce Energy Group, Inc. 2006 Incentive Plan, increasing the number of shares of Common Stock available for issuance or transfer thereunder by 800,000.  The purpose of this Registration Statement is to register the additional 800,000 shares of Common Stock and accompanying Purchase Rights that have become available for issuance or transfer under the Commerce Energy Group, Inc. 2006 Incentive Plan.  The Amended and Restated Commerce Energy Group, Inc. 2006 Stock Incentive Plan increased the aggregate number of shares authorized for issuance thereunder from 1,453,334 to 2,253,334 shares.

                The Registrant previously registered an aggregate of 1,453,334 shares of Common Stock and accompanying Purchase Rights issuable under the Commerce Energy Group, Inc. 2006 Stock Incentive Plan by a Registration Statement on Form S-8 (Registration No. 333-133442) filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 20, 2006 and Post-Effective Amendment No. 1 thereto on Form S-8 (Registration No. 333-133442) filed with the SEC on May 8, 2006 (collectively, the “Prior Registration Statements”).

                This Registration Statement is being filed in accordance with the principles set forth in Instruction E to the General Instructions to Form S-8 and consists of only those items required by such Instruction.  Consistent with those principles, the contents of the Prior Registration Statements are incorporated by reference into this Registration Statement, to the extent not modified or superseded hereby or by any subsequently filed document that is incorporated by reference herein or therein.  Item 3 of Part II of each of the Prior Registration Statements is modified as set forth in this Registration Statement and Item 8 of Part II of each of the Prior Registration Statements is amended and restated in its entirety herein for purposes of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a)   The Registrant’s Annual Report on Form 10-K for the fiscal year dated July 31, 2007 filed with the SEC on October 29, 2007;

(b)   The Registrant’s Quarterly Reports on Form 10-Q for (i) the fiscal quarter ended October 31, 2007 filed with the SEC on December 17, 2007, (ii) the fiscal quarter ended January 31, 2008 filed with the SEC on March 14, 2008 and (iii) the fiscal quarter ended April 30, 2008 filed with the SEC on June 12, 2008;

(c)   The Registrant’s Current Reports on Form 8-K filed with the SEC on August 2, 2007, September 18, 2007, September 25, 2007, November 20, 2007, December 4, 2007, January 30, 2008, February 26, 2008, March 13, 2008 (of the two Current Reports filed on March 13th, only the Form 8-K relating to Item 5.02 shall be incorporated by reference), May 1, 2008, May 12, 2008, June 3, 2008, June 18, 2008 and July 1, 2008;

(d)   The description of the Registrant’s Common Stock, par value $0.001 per share, contained in the Registrant’s Registration Statement on Form 8-A filed on July 6, 2004 (File No. 001-32239), pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description; and

(e)   The description of the Registrant’s Purchase Rights and the related Series A Junior Participating Preferred Stock contained in the Registrant’s Registration Statement on Form 8-A filed on July 6, 2004 (File No. 001-32239), pursuant to
Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All other reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such reports and documents, except as to any portion of any future annual or quarterly report to stockholders, or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K, in each case that is not deemed filed under applicable provisions.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.  Exhibits.

The exhibits listed below are filed with the SEC as part of this Registration Statement on Form S-8. Certain of the following exhibits have been previously filed with the SEC pursuant to the requirements of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. Such exhibits are identified in the footnotes below and are incorporated herein by reference.

Exhibit Number		Description

4.1	(1)	Amended and Restated Certificate of Incorporation (Exhibit 3.3).

4.2	(1)	Certificate of Designation of Series A Junior Participating Preferred Stock (Exhibit 3.4).

4.3	(2)	Second Amended and Restated Bylaws of Commerce Energy Group, Inc. (Exhibit 3.3).

4.4	(1)	Rights Agreement, dated as of July 1, 2004, between Commerce Energy Group, Inc. and Computershare Trust Company, N.A., as Rights Agent (Exhibit 10.1).

4.5	(1)	Form of Rights certificate (Exhibit 10.2).

4.6	(3)	Amended and Restated Commerce Energy Group, Inc. 2006 Stock Incentive Plan (Appendix A).

4.7	(4)	Form of Stock Option Award Agreement for U.S. Employees pursuant to the Amended and Restated Commerce Energy Group, Inc, 2006 Stock Incentive Plan (Exhibit 4.10).

4.8	(4)	Form of Non-Qualified Stock Option Agreement for Non-Employee Directors pursuant to the Amended and Restated Commerce Energy Group, Inc. 2006 Stock Incentive Plan (Exhibit 4.11).

4.9	(5)	Form of Amended and Restated Non-Qualified Stock Option Agreement for Non-Employee Directors pursuant to the Amended and Restated Commerce Energy Group, Inc. 2006 Stock Incentive Plan (Exhibit 99.2).

4.10	(4)	Form of Restricted Share Award Agreement for U.S. Employees pursuant to the Amended and Restated Commerce Energy Group, Inc. 2006 Stock Incentive Plan (Exhibit 4.12).

4.11	(5)	Form of Restricted Share Award Agreement for Non-Employee Directors (Initial Grant) pursuant to the Amended and Restated Commerce Energy Group, Inc. 2006 Stock Incentive Plan (Exhibit 99.4).

4.12	(4)	Form of Restricted Share Award Agreement for Non-Employee Directors pursuant to the Amended and Restated Commerce Energy Group, Inc. 2006 Stock Incentive Plan (Exhibit 4.13).

4.13	(4)	Form of Restricted Share Unit Award Agreement pursuant to the Amended and Restated Commerce Energy Group, Inc. 2006 Stock Incentive Plan (Exhibit 4.14).

4.14	(4)	Form of SAR Award Agreement pursuant to the Amended and Restated Commerce Energy Group, Inc. 2006 Stock Incentive Plan (Exhibit 4.15).

4.16	(4)	Form of Performance Unit and Performance Stock Award pursuant to the Amended and Restated Commerce Energy Group, Inc. 2006 Stock Incentive Plan (Exhibit 4.16).

4.17	(4)	Form of Deferral Election Agreement for Deferred Share Units pursuant to the Amended and Restated Commerce Energy Group, Inc. 2006 Stock Incentive Plan (Exhibit 4.17).

5.1		Opinion of Paul, Hastings, Janofsky & Walker LLP.

23.1		Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2		Consent of Hein & Associates LLP, Independent Registered Public Accounting Firm.

23.3		Consent of Paul, Hastings, Janofsky & Walker LLP. Reference is made to Exhibit 5.1.

24.1		Power of Attorney. Reference is made to the signature page of this Registration Statement on Form S-8.

(1)                      Commerce Energy Group, Inc.’s Registration Statement on Form 8-A (SEC File No. 001-32239) previously filed with the SEC on July 6, 2004.  The Exhibit Number set forth in parenthesis indicates the corresponding Exhibit Number in the Form 8-A.

(2)                      Commerce Energy Group, Inc.’s Quarterly Report on Form 10-Q for the Quarterly Period Ended October 31, 2007, previously filed with the SEC on December 17, 2007.  The Exhibit Number set forth in parenthesis indicates the corresponding Exhibit Number in the Form 10-Q.

(3)                      Commerce Energy Group, Inc.’s Definitive Proxy Statement filed on Schedule 14A, previously filed with the SEC on May 16, 2008.  The Amended and Restated 2006 Stock Incentive Plan was filed as Appendix A.

(4)                      Commerce Energy Group, Inc.’s Registration Statement on Form S-8 (Registration No. 333-133442) previously filed with the SEC on April 20, 2006.  The Exhibit Number set forth in parenthesis indicates the corresponding Exhibit Number in the Registration Statement.

(5)                      Commerce Energy Group, Inc.’s Current Report on Form 8-K, previously filed with the SEC on May 18, 2006.  The Exhibit Number set forth in parenthesis indicates the corresponding Exhibit Number in the Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on July 14, 2008.

COMMERCE ENERGY GROUP, INC.

By:	/s/ GREGORY L. CRAIG
Gregory L. Craig
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory L. Craig, Michael J. Fallquist and C. Douglas Mitchell, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ GREGORY L. CRAIG	Chief Executive Officer, Chairman of the Board &	July 14, 2008
Gregory L. Craig	and Director (Principal Executive Officer)

/s/ C. DOUGLAS MITCHELL	Interim Chief Financial Officer (Principal	July 14, 2008
C. Douglas Mitchell	Financial and Accounting Officer and Secretary)

Director
Charles E. Bayless

/s/ ROHN E. CRABTREE	Director	July 14, 2008
Rohn E. Crabtree

/s/ GARY J. HESSENAUER	Director	July 14, 2008
Gary J. Hessenauer

/s/ MARK S. JUERGENSEN	Director	July 14, 2008
Mark S. Juergensen

/s/ DENNIS R. LEIBEL	Director	July 14, 2008
Dennis R. Leibel

/s/ ROBERT C. PERKINS	Director	July 14, 2008
Robert C. Perkins

EXHIBIT INDEX

                The exhibits listed below are filed with the SEC as part of this Registration Statement on Form S-8.  Certain of the following exhibits have been previously filed with the SEC pursuant to the requirements of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.  Such exhibits are identified in the footnotes below and are incorporated herein by reference.

Exhibit Number		Description

4.1	(1)	Amended and Restated Certificate of Incorporation (Exhibit 3.3).

4.2	(1)	Certificate of Designation of Series A Junior Participating Preferred Stock (Exhibit 3.4).

4.3	(2)	Second Amended and Restated Bylaws of Commerce Energy Group, Inc. (Exhibit 3.3).

4.4	(1)	Rights Agreement, dated as of July 1, 2004, between Commerce Energy Group, Inc. and Computershare Trust Company, N.A., as Rights Agent (Exhibit 10.1).

4.5	(1)	Form of Rights certificate (Exhibit 10.2).

4.6	(3)	Amended and Restated Commerce Energy Group, Inc. 2006 Stock Incentive Plan (Appendix A).

4.7	(4)	Form of Stock Option Award Agreement for U.S. Employees pursuant to the Amended and Restated Commerce Energy Group, Inc, 2006 Stock Incentive Plan (Exhibit 4.10).

4.8	(4)	Form of Non-Qualified Stock Option Agreement for Non-Employee Directors pursuant to the Amended and Restated Commerce Energy Group, Inc. 2006 Stock Incentive Plan (Exhibit 4.11).

4.9	(5)	Form of Amended and Restated Non-Qualified Stock Option Agreement for Non-Employee Directors pursuant to the Amended and Restated Commerce Energy Group, Inc. 2006 Stock Incentive Plan (Exhibit 99.2).

4.10	(4)	Form of Restricted Share Award Agreement for U.S. Employees pursuant to the Amended and Restated Commerce Energy Group, Inc. 2006 Stock Incentive Plan (Exhibit 4.12).

4.11	(5)	Form of Restricted Share Award Agreement for Non-Employee Directors (Initial Grant) pursuant to the Amended and Restated Commerce Energy Group, Inc. 2006 Stock Incentive Plan (Exhibit 99.4).

4.12	(4)	Form of Restricted Share Award Agreement for Non-Employee Directors pursuant to the Amended and Restated Commerce Energy Group, Inc. 2006 Stock Incentive Plan (Exhibit 4.13).

4.13	(4)	Form of Restricted Share Unit Award Agreement pursuant to the Amended and Restated Commerce Energy Group, Inc. 2006 Stock Incentive Plan (Exhibit 4.14).

4.14	(4)	Form of SAR Award Agreement pursuant to the Amended and Restated Commerce Energy Group, Inc. 2006 Stock Incentive Plan (Exhibit 4.15).

4.16	(4)	Form of Performance Unit and Performance Stock Award pursuant to the Amended and Restated Commerce Energy Group, Inc. 2006 Stock Incentive Plan (Exhibit 4.16).

4.17	(4)	Form of Deferral Election Agreement for Deferred Share Units pursuant to the Amended and Restated Commerce Energy Group, Inc. 2006 Stock Incentive Plan (Exhibit 4.17).

5.1		Opinion of Paul, Hastings, Janofsky & Walker LLP.

23.1		Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2		Consent of Hein & Associates LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Paul, Hastings, Janofsky & Walker LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page of this Registration Statement on Form S-8.

(1)                      Commerce Energy Group, Inc.’s Registration Statement on Form 8-A (SEC File No. 001-32239) previously filed with the SEC on July 6, 2004.  The Exhibit Number set forth in parenthesis indicates the corresponding Exhibit Number in the Form 8-A.

(2)                      Commerce Energy Group, Inc.’s Quarterly Report on Form 10-Q for the Quarterly Period Ended October 31, 2007, previously filed with the SEC on December 17, 2007.  The Exhibit Number set forth in parenthesis indicates the corresponding Exhibit Number in the Form 10-Q.

(3)                      Commerce Energy Group, Inc.’s Definitive Proxy Statement filed on Schedule 14A, previously filed with the SEC on May 16, 2008.  The Amended and Restated 2006 Stock Incentive Plan was filed as Appendix A.

(4)                      Commerce Energy Group, Inc.’s Registration Statement on Form S-8 (Registration No. 333-133442) previously filed with the SEC on April 20, 2006.  The Exhibit Number set forth in parenthesis indicates the corresponding Exhibit Number in the Registration Statement.

(5)                      Commerce Energy Group, Inc.’s Current Report on Form 8-K, previously filed with the SEC on May 18, 2006.  The Exhibit Number set forth in parenthesis indicates the corresponding Exhibit Number in the Form 8-K.